Exhibit 99.1

FIRST BANCSHARES, INC.
ANNOUNCES APPOINTMENT OF A NEW DIRECTOR AND CHIEF
EXECUTIVE OFFICER OF FIRST HOME SAVINGS BANK

Mountain Grove, Missouri (May 10, 2011) – First Bancshares, Inc. (The Nasdaq Stock Market LLC - FstBksh: “FBSI”) (the “Company”), the parent company of First Home Savings Bank, Mountain Grove, Missouri (“Bank”), today announced that R. Bradley Weaver has been named Chief Executive Officer, Director and Chairman of the Board of the Bank, effective May 16, 2011. He will replace Thomas M. Sutherland as Chief Executive Officer and Chairman of the Board. Mr. Sutherland will remain a director of the Bank.  In addition, the Board of Directors of the Company anticipates appointing Mr. Weaver to be the Chief Executive Officer, Director and Chairman of First Bancshares, Inc. subject to the concurrence of the regulators.  Mr. Lannie Crawford will continue to serve as President of the Bank and the Company.

Mr. Weaver has over thirty years of experience in banking, more than 20 of which have been in southwest Missouri, most recently as Senior Vice President Commercial Lending at BancorpSouth Bank in Springfield, Missouri. He previously held positions of increasing responsibility at Mid Missouri Bancshares, where he became President and Chief Executive Officer, and at UMB Financial Corporation, where he held the position of CEO with two community banks before holding the office of Regional President of UMB Bank n.a.

In addition to his many years of experience, Mr. Weaver has developed his extensive knowledge of banking through the Colorado Graduate School of Banking, Kansas State School of Agricultural Banking and the Oklahoma Commercial Lending School.

Mr. Weaver is currently a member of the Board of Directors with Abilities First, The Greene County Resource Board for People with Developmental Disabilities and has been a member of the Advisory Board at Breech School of Business on the Drury University Campus for nearly 10 years.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, and ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

At December 31, 2010, First Bancshares, Inc. had consolidated total assets of $204.5 million and stockholders’ equity of $20.5 million.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; results of examinations by our bank regulators, our compliance with the Orders to Cease and Desist, technology, and our employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services’ laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

For further information contact Lannie Crawford 417-926-5151